Exhibit 99.1

CONTACTS:

Media:

Marci Maule

Director of Public Relations

mmaule@coinstar.com

425-943-8277

Investors:

Rosemary Moothart

Director of Investor Relations

rosemary.moothart@coinstar.com

425-943-8140

COINSTAR, INC. ANNOUNCES REDBOX LEADERSHIP TRANSITION

Company Provides Preliminary Second Quarter Results and

Updates 2011 Full Year Guidance

BELLEVUE, Wash. – July 21, 2011 – Coinstar, Inc. (NASDAQ: CSTR), a leader in automated retail, today announced a leadership transition for the company’s redbox business, a wholly-owned subsidiary of Coinstar. Mitch Lowe has resigned as president of redbox to pursue entrepreneurial and other interests, and will continue to serve as president until a successor is named. Coinstar has commenced an external search to identify a new president of redbox.

“On behalf of Coinstar and the redbox organization, I want to thank Mitch for his many contributions over the last eight years, particularly in establishing redbox as a leader in the home entertainment business,” said Paul Davis, chief executive officer of Coinstar. “A true entrepreneur, we wish him the best as he pursues other passions. I am also excited for the future of the redbox business, and as such, we will be seeking a new leader to help us realize the next chapter in the redbox growth story.”

“I feel very fortunate to have been part of the extraordinary redbox team that transformed the DVD rental business, and I look forward to working closely with the company to ensure a smooth transition in the days ahead,” said Lowe. “When I joined redbox in 2003, it was part of McDonald’s and we had only a few kiosks installed. Today, redbox has more than 31,800 kiosks located across the United States and has rented more than 1.5 billion DVDs. As the market continues to evolve, I look forward to watching redbox innovate and grow with it.”

Preliminary Second Quarter Results and Updated 2011 Full Year Guidance

Coinstar also announced today preliminary results for the second quarter ended June 30, 2011. The company expects to report revenue between $434 million and $436 million, adjusted EBITDA from continuing operations between $97 million and $100 million, and GAAP earnings per share (EPS) from continuing operations on a fully diluted basis between $0.96 and $1.00.

The company also updated its guidance for the full year 2011 and now expects:

•	Consolidated revenue between $1.760 billion and $1.850 billion;

•	Adjusted EBITDA from continuing operations between $345 million and $360 million;

•	GAAP EPS from continuing operations on a fully diluted basis between $2.90 and $3.15; and

•	Free cash flow from continuing operations between $115 million and $135 million.

The updated guidance for the full year includes the company’s estimated results for the first half of fiscal 2011 and reflects the company’s current understanding of the studios’ new release schedules and timing of releases being available for redbox kiosks, as well as the planned deployment of Safeway Coin kiosks the company announced in June. Given the release schedule for the second half of 2011 and rollout of video game rentals, the company now expects fourth quarter 2011 revenue to be greater than any of the previous three quarters. GAAP EPS from continuing operations on a fully diluted basis is now expected to be higher in the third quarter than in the fourth quarter of 2011, due to a greater percentage of new titles in the fourth quarter being released by studios that generate lower margins for the company.

The results provided in this press release are preliminary and subject to completion and review of the 2011 second quarter financial statements by the company, the audit committee and the company’s independent auditors.

As previously announced, Coinstar plans to report final results for the 2011 second quarter on July 28, 2011, after the market close and management will host a conference call at 2:00 p.m. PDT (5:00 p.m. EDT) to review the results. The conference call will be webcast live and archived on the Investor Relations section of Coinstar’s website at www.coinstarinc.com. A recording of the call will be available approximately two hours after the call ends through August 11, 2011, at 1-888-286-8010 or 1-617-801-6888, passcode 71692556.

About Coinstar, Inc.

Coinstar, Inc. (NASDAQ: CSTR) is a leading provider of automated retail solutions offering convenient services that make life easier for consumers and drive incremental traffic and revenue for retailers. The company’s core automated retail businesses include the well-known redbox® self-service DVD rental and Coinstar® self-service coin-counting brands. The company has approximately 31,800 DVD kiosks and 18,800 coin-counting kiosks in supermarkets, drug stores, mass merchants, financial institutions, convenience stores, and restaurants. For more information, visit www.coinstarinc.com.

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Safe Harbor for Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this release include statements regarding management transition matters, including the length of Mr. Lowe’s continuing employment with redbox, and Coinstar, Inc.’s anticipated growth and future operating results. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from, among other things, actions taken by Coinstar, Inc., redbox or Mr. Lowe, including those beyond Coinstar, Inc.’s, redbox’s or Mr. Lowe’s control. Such risks and uncertainties include, but are not limited to, the failure of Mr. Lowe to remain with Coinstar, Inc. for the expected period, changes in releases and release schedules by studios, consumer reaction and demand for releases, the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers and suppliers, timely deployment of planned kiosks, payment of increased fees to retailers and suppliers, the inability to receive delivery of DVDs on the date of their initial release to the general public, or shortly thereafter, for home entertainment viewing, the effective management of our DVD inventory, the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands, the ability to achieve the strategic and financial objectives for our entry into or expansion of new businesses, the ability to adequately protect our intellectual property, and the application of substantial federal, state, local and foreign laws and regulations specific to our business. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Coinstar, Inc.’s expectations as of the date of this release. Coinstar, Inc. undertakes no obligation to update the information provided herein.

Appendix A

Use of Non-GAAP Financial Measures

Non-GAAP measures may be provided as a complement to results provided in accordance with United States generally accepted accounting principles (“GAAP”). Non-GAAP measures are not a substitute for measures computed in accordance with GAAP. The definitions of such non-GAAP measures are provided below to allow the reader to better understand non-GAAP data in relation to GAAP data. Our non-GAAP measures may be different from the presentation of financial information by other companies.

Adjusted EBITDA from continuing operations is defined as earnings before net interest expense, income taxes, depreciation, amortization and certain other non-cash charges, often including the write-off from early retirement of debt and share-based expenses from continuing operations. We believe adjusted EBITDA from continuing operations is an important non-GAAP measure as it provides additional information to users of the financial statements regarding our ability to service, incur or pay down indebtedness. In addition, management uses this non-GAAP measure internally to evaluate performance and manage operations.

Free cash flow from continuing operations is defined as net cash provided by operating activities from continuing operations after cash paid for capital expenditures for continuing operations. We believe free cash flow is an important non-GAAP measure as it provides additional information to users of the financial statements regarding our ability to service, incur or pay down indebtedness and repurchase our common stock.

Coinstar will provide a reconciliation of adjusted EBITDA from continuing operations and free cash flow from continuing operations to the most comparable GAAP measures when it has finalized and reports full financial results for the 2011 second quarter on July 28, 2011.